UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2014

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Edward Stratemeier, NPS Pharmaceuticals, Inc.’s (the “Company”) Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary, retired on February 28, 2014. The Company had previously announced that Mr. Stratemeier would retire on the earlier of March 31, 2014 or the date that the Company has named an acceptable replacement to assume Mr. Stratemeier’s responsibilities. Mr. Stratemeier will continue to serve the Company as an outside consultant, and during such service his outstanding equity awards will continue to vest according to their terms.

Effective March 3, 2014, Christine Mikail was appointed Senior Vice President, Legal Affairs, and General Counsel of the Company. Ms. Mikail previously served as Executive Vice President, Corporate Development, as well as General Counsel, Secretary and Chief Compliance Officer, at Dendreon, a public biotechnology company, where she led a bi-coastal legal and compliance team and business development team.  Previously, she held senior corporate development and legal positions with Savient Pharmaceuticals, ImClone Systems, and Eli Lilly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014	NPS PHARMACEUTICALS, INC.

	By:	/s/ CHRISTINE MIKAIL
Christine Mikail
Senior Vice President and General Counsel